Exhibit 2.k.4

GUARANTEE AND SECURITY AGREEMENT

made by
AMERICAN CAPITAL, LTD.
and certain of its Subsidiaries
in favor of
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent
Dated as of August 22, 2012

TABLE OF CONTENTS
Page
SECTION 1.    DEFINED TERMS    2
1.1.    Definitions    2
1.2.    Other Definitional Provisions    14
SECTION 2.    GRANT OF SECURITY INTEREST    14
2.1.    Security for Revolver Related Obligations    14
2.2.    Security for Term Loan Related Obligations    15
2.3.    Security for Secured Obligations    16
2.4.    Excluded Assets    17
2.5.    Separate and Distinct Security Interests    17
SECTION 3.    REPRESENTATIONS AND WARRANTIES    17
3.1.    Organization    17
3.2.    Authorization; Enforceability    17
3.3.    Governmental Approval; No Conflicts    18
3.4.    Title; No Other Liens    18
3.5.    Perfected Liens    18
3.6.    Jurisdiction of Organization; Chief Executive Office    18
3.7.    Inventory and Equipment    19
3.8.    Intellectual Property    19
3.10.    Commercial Tort Claims    19
3.11.    Deposit Accounts; Securities Accounts.    19
3.12.    Portfolio Investments.    19
SECTION 4.    COVENANTS    19
4.1.    Delivery of Portfolio Investments    19
4.2.    Maintenance of Insurance    20
4.3.    Maintenance of Perfected Security Interest; Further Documentation    20
4.4.    Changes in Name, etc    20
4.5.    Pledged Stock; Pledged Notes; Investment Property    20
4.6.    Commercial Tort Claims.    22
4.8.    Deposit Accounts    22
4.9.    Securities Accounts    22
4.10.    Intellectual Property    23
4.11.    Copies of Material Transaction Documents Relating to Portfolio Investments and Securitization Retained Security Investments    25
4.12.    Letter-of-Credit Rights    25
SECTION 5.    REMEDIAL PROVISIONS    25
5.1.    Certain Matters Relating to Receivables    25
5.2.    Communications with Grantors; Grantors Remain Liable    26
5.3.    Pledged Stock and Pledged Notes    26
5.4.    Proceeds to be Turned Over To Collateral Agent    27
5.5.    Application of Proceeds    27
5.6.    Code and Other Remedies    28
5.7.    Registration Rights    28
5.8.    Deficiency    29
5.9.    Grant of Intellectual Property License    30
SECTION 6.    THE COLLATERAL AGENT    30
6.1.    Collateral Agent’s Appointment as Attorney-in-Fact, etc    30
6.2.    Duty of Collateral Agent    31
6.3.    Authorization of Financing Statements    32
6.4.    Authority of Collateral Agent    32

SECTION 7.    GUARANTEE    32
7.1.    The Guarantee    32
7.2.    Obligations Unconditional    33
7.3.    Reinstatement    33
7.4.    Subrogation    34
7.5.    Remedies    34
7.6.    Continuing Guarantee    34
7.7.    Instrument for the Payment of Money    34
7.8.    Rights of Contribution    34
7.9.    General Limitation on Guarantee Obligations    35
7.10.    Indemnity by the Company    35
SECTION 8.    COLLATERAL ALLOCATION AND TRACKING    36
8.1.    Cash Collateral    36
8.2.    Designation of Collateral    36
8.3.    Designation of After-Acquired Portfolio Investments    37
SECTION 9.    MISCELLANEOUS    37
9.1.    Amendments in Writing    37
9.2.    Notices    37
9.3.    No Waiver by Course of Conduct; Cumulative Remedies    38
9.4.    Successors and Assigns    38
9.5.    Counterparts    38
9.6.    Severability    38
9.7.    Section Headings    38
9.8.    Integration    38
9.9.    GOVERNING LAW    38
9.10.    Submission To Jurisdiction; Waivers    39
9.11.    Additional Grantors    39
9.12.    Releases    39
9.13.    Collateral Agency Agreement    40
9.14.    WAIVER OF JURY TRIAL    40

GUARANTEE AND SECURITY AGREEMENT
GUARANTEE AND SECURITY AGREEMENT, dated as of August 22, 2012, made by American Capital, Ltd., a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors”; together with the Company, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) under the Collateral Agency and Intercreditor Agreement, dated as of August 22, 2012 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among the Grantors, the Primary Holder Representatives (as defined below) and the Collateral Agent.
W I T N E S S E T H:
WHEREAS, pursuant to the Senior Secured Revolving Credit Agreement, dated as of August 22, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Revolving Credit Agreement”), among the Company, the “lenders” party thereto (the “Revolving Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent, the Revolving Lenders have agreed to make revolving loans (“Revolving Loans”) to the Company upon the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to the Senior Secured Term Loan Credit Agreement, dated as of August 22, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Term Loan Credit Agreement”, together with the Revolving Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”), among the Company, the “lenders” party thereto (the “Term Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent, the Term Lenders have made term loans (the “Term Loans”) to the Company upon the terms and subject to the conditions set forth therein;
WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the Credit Agreements have been entered into, among other things, in order to refinance existing indebtedness of the Company;
WHEREAS, each Subsidiary Guarantor has agreed to guarantee the obligations of the Company under the Secured Instruments; and
WHEREAS, it is a condition precedent to the obligation of the Secured Parties to enter the Secured Instruments to which they are parties that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises herein and to induce the Secured Parties to enter into the Credit Agreements, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS
1.1    Definitions. i) Unless otherwise defined herein, terms defined in the Collateral Agency Agreement or in the Credit Agreements, as applicable, and used herein shall have the meanings given to them therein, and the following terms are used herein as defined in Article 8 or 9 of the UCC: “Account”, “Certificated Security”, “Clearing Corporation”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Entitlement Holder”, “Financial Asset”, “General Intangible”, “Indorsement”, “Instrument”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Promissory Note”, “Securities Account”, “Security”, “Security Entitlement”, “Supporting Obligations”, “Tangible Chattel Paper” and “Uncertificated Security”.
(a)    The following terms shall have the following meanings:
“Agent Members”: members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Agreement”: this Guarantee and Security Agreement, as the same may be amended, supplemented or otherwise modified or replaced from time to time.
“Applicable Directing Party”: as defined in the Collateral Agency Agreement.
“Applicable IP Office”: the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof.
“Applicable Law”: all laws, rules, regulations and enforceable governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
“Clearing Corporation Security”: a Security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.
“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.
“Clearstream Security”: a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.
“Collateral”: as defined in Section 2.3.
“Collateral Agency Agreement”: as defined in the preamble hereto.
“Collateral Agent”: as defined in the preamble hereto.

“Company”: as defined in the preamble hereto.
“Control”: “control” as defined in Section 9‑104, 9‑105, 9‑106 or 9‑107 of the UCC.
“Copyright Licenses”: all agreements, whether written or oral, naming any Grantor as licensor or exclusive licensee (including, without limitation, any such agreement relating to Copyrights registered or Copyright applications in the Applicable IP Office referred to in Schedule 3.5, as such schedule may be amended or restated from time to time), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Copyrights”: (i) all copyrights and works of authorship owned by or exclusively licensed to such Grantor, arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 3.5, as such schedule may be amended or supplemented from time to time), all registrations and recordings thereof, and all applications in connection therewith, including without limitation, all registrations, recordings and applications in the Applicable IP Office, (ii) the right to obtain all renewals thereof, and (iii) the right to sue for past, present and future infringements thereof.
“Credit Agreement”: as defined in the preamble hereto.
“Custodian”: each of (a) Wells Fargo Bank, National Association, (b) PNC Bank, N.A., and (c) any other financial institution, in each case as a custodian holding Portfolio Investments on behalf of the Grantors, or any successor in such capacity. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.
“Default”: a Default as defined in either Credit Agreement.
“Deliver”, “Delivered” or “Delivery” (whether to the Collateral Agent or otherwise): with respect to any Portfolio Investment, that such Portfolio Investment is held, registered or covered by a recorded UCC-1 financing statement or otherwise subject to a perfected security interest in favor of the Collateral Agent as described below, in each case in a manner reasonably satisfactory to the Collateral Agent (it being understood that, until the Collateral Agent advises the Company that it is not so satisfied, the conditions set forth below shall be deemed to have been met):
(a)    subject to clause (l) below, in the case of each Certificated Security (other than a U.S. Government Security, Clearing Corporation Security, Euroclear Security or a Clearstream Security), that such Certificated Security is in the possession of the Collateral Agent and registered in the name of the Collateral Agent (or its nominee) or Indorsed to the Collateral Agent or in blank (or that such Certificated Security is in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed to the Custodian or in blank under an arrangement where either (i) the Custodian has agreed to hold such Certificated Security as bailee on behalf of the Collateral Agent or (ii) the Custodian has credited the same to a Securities Account for which the Custodian is the Securities Intermediary and has agreed that such Certificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account); provided that, any Portfolio Investment that is a loan and which may constitute a Security or Instrument shall be deemed Delivered if an agent or representative of the Company that is a natural person holds such Security or Instrument in trust as agent of the Collateral Agent for the benefit of the Collateral Agent and delivers such Security or Instrument to the Custodian within five Business Days of the acquisition or origination of such Security or Instrument;
(b)    subject to clause (l) below, in the case of each Instrument, that (i) such Instrument is in the possession of the Collateral Agent Indorsed to the Collateral Agent or in blank (or that such Instrument is in the possession of the Custodian Indorsed to the Custodian or in blank under an arrangement where the Custodian has agreed to hold such Instrument on behalf of the Collateral Agent) or (ii) the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Instrument constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account; provided that, any Portfolio Investment that is a loan and which may constitute a Security or Instrument shall be deemed Delivered if an agent or representative of the Company that is a natural person holds such Security or Instrument in trust as agent of the Collateral Agent for the benefit of the Collateral Agent and delivers such Security or Instrument to the Custodian within five Business Days of the acquisition or origination of such Security or Instrument;
(c)    subject to clause (l) below, in the case of each Uncertificated Security (other than a U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that (i) such Uncertificated Security is registered on the books of the issuer thereof to the Collateral Agent (or its nominee) or (ii) such Uncertificated Security is registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;
(d)    subject to clause (l) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is credited to a Securities Account of the Collateral Agent at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation, or of an agent or custodian on its behalf), or that such Clearing Corporation Security is credited to a Securities Account of the Custodian at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;
(e)    in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations, provided that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Agent rights substantially equivalent to Control over such Security under the UCC;
(f)    in the case of each U.S. Government Security, that such U.S. Government Security is credited to a securities account of the Collateral Agent at a Federal Reserve Bank, or that such U.S. Government Security is credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;
(g)    in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is in the possession of the Collateral Agent in the United States (or in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as bailee on behalf of the Collateral Agent) and any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent;
(h)    in the case of each General Intangible (including any participation in a debt obligations) of a Grantor organized in the United States, that such General Intangible falls within the collateral description of a UCC 1 financing statement, naming the relevant Grantor as debtor and the Collateral Agent as secured party and filed in the jurisdiction of organization of such relevant Grantor, provided that in the case of a participation in a debt obligation that is evidenced by an Instrument, either (i) such Instrument is in the possession of the applicable participating institution in the United States, and the Grantors have made commercially reasonable efforts to cause such participating institution to acknowledge in writing that it holds possession of such Instrument for the benefit of the Collateral Agent (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument on behalf of the Collateral Agent) or (ii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Agent rights equivalent to Control over such Instrument under the UCC;
(i)    in the case of each General Intangible (including any participation in a debt obligations) of a Grantor not organized in the United States, that such Grantor shall have taken such action as shall be necessary to accord the Collateral Agent rights substantially equivalent to a perfected first-priority security interest in such General Intangible under the UCC;

(j)    in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the Collateral Agent has Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and that the Collateral Agent has Control over such Securities Account;
(k)    in the case of any money (regardless of currency), that such money has been credited to a Deposit Account over which the Collateral Agent has Control as described in clause (j) above;
(l)    in the case of any Certificated Security, Uncertificated Security or Instrument either physically located outside of the United States or issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the UCC that has possession or Control of such Certificated Security, Uncertificated Security or Instrument; and
(m)    in the case of each Portfolio Investment not of a type covered by the foregoing clauses (a) through (l) that such Portfolio Investment has been transferred to the Collateral Agent in accordance with applicable law and regulation.
“Deposit Account Control Agreement”: an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the relevant Grantor, the relevant banking institution with which such Grantor maintains a Deposit Account, and the Collateral Agent with respect to collection and Control (provided exclusive control is a springing control only when a Notice of Acceleration is in effect) of all deposits, balances and other property held in such Deposit Account maintained by such Grantor with such banking institution in order to create a perfected security interest therein.

“Depositary”: Depository Trust Company.
“Escrow Account”: any Deposit Account or Securities Account (i) that is subject to an escrow agreement with a third party escrow agent established to secure payment obligations of a Grantor in respect of adjustments to the purchase price, indemnification obligations or other obligations to buyers or other parties following any Disposition permitted by (or not prohibited by) the Credit Agreements pursuant to the agreement governing such permitted Disposition, in each case, if the amount on deposit (excluding amounts earned thereon) in each such Deposit Account or Securities Account does not exceed the amount that pursuant to the agreement governing the applicable Disposition is required to be deposited therein and is funded solely with the proceeds of such Disposition, and (ii) the only deposits or Cash Equivalents deposited therein or credited thereto are subject to Liens permitted (or not prohibited) by Section 6.02(c) of the Credit Agreements.

“Event of Default”: an Event of Default as defined in either Credit Agreement.
“Euroclear”: Euroclear Bank, S.A., as operator of the Euroclear system.

“Euroclear Security”: a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.
“Excluded Accounts”: (i) each Deposit Account or Securities Account set forth on Schedule 1.1B (including approximate value in each such Account), the funds or proceeds of Cash Equivalents in which are used solely for the payment, in the ordinary course of business, of salaries and wages, workers’ compensation, pension benefits and similar expenses or taxes related thereto, and each such Deposit Account or Securities Account shall not contain at any time more than the amounts necessary to fund such obligations for the current period and past periods and shall not be funded in advance of the time reasonably required, (ii) each other Deposit Account or Securities Account to the extent the aggregate balances in all such Deposit Accounts and Securities Accounts do not exceed $250,000, (iii) any Deposit Account or Securities Account in which the assets deposited therein constitute Excluded Assets (other than pursuant to clause (c) of such definition), (iv) each Escrow Account; provided, that promptly upon release from escrow the portion of such funds or proceeds due to any Grantor shall be transferred to a Deposit Account or Securities Account that is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, (v) each of the Deposit Accounts listed on Schedule 1.1D hereto; provided that the balance in each such Deposit Account shall be reduced to zero at least once during any consecutive five Business Day period and (vi) Deposit Account number 8901019690 (American Capital, Ltd. – Syndications) maintained at The Bank of New York Mellon; provided that all funds on deposit in such Deposit Account are deposited therein as payment for the account of, or the benefit of, Persons other than any Grantor.
“Excluded Assets”: each of the following assets of the Company and the Grantors:
(a)    any lease, license, contract or agreement evidencing or giving rise to such asset to which the Company or any Grantor is a party if and to the extent that granting a security interest therein to secure the Secured Obligations (i) is prohibited by or in violation of any law, rule or regulation applicable to the Company or any Grantor, or (ii) will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract or agreement (other than to the extent that any such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest in the Collateral pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other Applicable Law or principles of equity); provided that any such lease, license, contract or agreement shall cease to be an Excluded Asset and shall be included in the Collateral (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such lease, license, contract, or agreement not subject to the prohibitions specified in subclauses (i) and (ii) of this clause (a); provided, further, that the exclusions referred to in this clause (a) shall not include any proceeds of, or substitutions or replacements for (unless such substitutions or replacements would constitute Excluded Assets), any such lease, license, contract, property right or agreement;
(b)    any Capital Stock or other Investment constituting a Portfolio Investment of a Grantor if and to the extent that granting a security interest therein to secure the Secured Obligations (i) is prohibited by or in violation of the organizational documents of the Person issuing such Portfolio Investment or any shareholder or similar agreement with respect to such Portfolio Investment (a) existing on the Effective Date applicable to such Grantor or such Portfolio Investment or (b) created after the Effective Date with respect to an Investment in a Person, other than any entity controlled by a Grantor, if the applicable Grantor has used commercially reasonable efforts to prevent the creation of the prohibition and has so certified to the Collateral Agent, or (ii) will result in a breach, termination or default under or requires any consent not obtained under or will cause the acceleration of any Indebtedness of the issuer of such Capital Stock (other than to the extent that any such agreement, term, provision or condition would be rendered ineffective with respect to the creation of the security interest in such Portfolio Investment pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other Applicable Law or principles of equity); provided that any such Portfolio Investment shall cease to be an Excluded Asset and shall be included in the Collateral (and such security interest shall attach) immediately at such time as the organizational document, shareholder or other agreement or Indebtedness or such other restriction shall no longer be applicable or so restrictive, and to the extent severable, shall attach immediately to any portion of such Portfolio Investment not subject to the prohibitions specified in this clause (b); provided, further, that the exclusions referred to in this clause (b) shall not apply to any proceeds of, or substitutions or replacements for (unless such substitutions or replacements would constitute Excluded Assets), any such Portfolio Investment;
(c)    any Excluded Account;
(d)    assets, with respect to which any Applicable Law prohibits the creation or perfection of security interests therein; provided that any such asset shall cease to be an Excluded Asset and shall be included in the Collateral (and such security interests shall attach) immediately at such time as such Applicable Law prohibition shall no longer be applicable;
(e)    any intent-to-use application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;
(f)    cash or Cash Equivalents (plus earnings thereon and all Proceeds therefrom, including cash Proceeds, in whatever form, including cash or Cash Equivalents) to the extent (and only so long as) securing reimbursement obligations to the extent permitted by the Credit Agreements under letters of credit issued for the account of the Company;

(g)    35% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary to the extent but only for so long as a pledge thereof under the Security Documents would result in material and adverse tax consequences to a Grantor under Section 956 of the Internal Revenue Code of 1986, as determined by the Company in its reasonable business judgment; provided that, for the purposes of this clause (g) the term Foreign Subsidiary shall also include any Subsidiary organized under the laws of a jurisdiction within the United States if substantially all of the assets of such Subsidiary consisted of Capital Stock of one or more Controlled Foreign Corporations and such Subsidiary were formed for the principal purpose of holding such Capital Stock; and
(h)    any assets subject to a Lien permitted under Section 6.02(d) of the Credit Agreements to the extent (and only so long as) subject to such Lien.
“Financing Agent”: in respect of any Designated Indebtedness, any trustee or agent for the holders of such Designated Indebtedness.

“Foreign Subsidiary”: any Subsidiary of the Company that is a Controlled Foreign Corporation.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Grantors”: as defined in the preamble hereto.

“Hedging Obligations”: collectively, Revolver Hedging Obligations and Term Loan Hedging Obligations.

“Intellectual Property”: all intellectual property (including, without limitation, those items listed on Schedule 3.5) owned by or exclusively licensed to such Grantor, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other impairment or violation of any of the foregoing, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Short Form Security Agreement”: a short form security agreement with respect to Intellectual Property, substantially in the form of Annex 2 hereof.
“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.
“Interest Proceeds”: all payments of interest or dividends received by any Grantor in respect of any Portfolio Investments or Cash Equivalents, all payments of fees and other similar amounts received by any Grantor (including commitment fees, facility fees, late payment fees, amendment fees and waiver fees, but excluding syndication or other up-front fees) and all amounts received by any Grantor under hedge agreements (other than termination payments or payments upon notional reductions).
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and Pledged Stock; provided, for purposes of this Agreement, Investment Property shall not include Excluded Assets.
“Issuers”: the collective reference to each issuer of any Investment Property.
“Patent License”: all agreements, whether written or oral, providing for the grant by or exclusively to any Grantor of any right to make, have made, use, offer to sell, sell or import any invention covered in whole or in part by a Patent (including, without limitation, any such agreement relating to Patents or Patent applications in the Applicable IP Office referred to in Schedule 3.5, as such schedule may be amended or supplemented from time to time).
“Patents”: (i) all letters patent and all applications for letters patent owned by or exclusively licensed to such Grantor within the United States or any other country or any political subdivision thereof, including, without limitation, any of the foregoing referred to in Schedule 3.5 (as such schedule may be amended or supplemented from time to time), (ii) all divisions, continuations, and continuations-in-part thereof and all rights to obtain any reissues or extensions of the foregoing, similar legal protections related thereto, or rights to obtain the foregoing and (iii) the right to sue for past, present and future infringements thereof.
“Pledged Notes”: all promissory notes (including all Certificated Securities evidencing debt obligations) listed on Schedule 1.1A, all Intercompany Notes at any time issued to or held by any Grantor and all other promissory notes (including all Certificated Securities evidencing debt obligations) at any time issued to or held by any Grantor.
“Pledged Revolver Portfolio Investments”: all Portfolio Investments included in the Revolver First Priority Collateral.
“Pledged Stock”: all Capital Stock (including all Certificated Securities evidencing Capital Stock) listed on Schedule 1.1A, together with any other Capital Stock (including all Certificated Securities evidencing Capital Stock) of any Issuer that may be issued or granted to, or owned by, any Grantor while this Agreement is in effect, whether or not issued or granted in respect of Capital Stock listed on Schedule 1.1A.
“Pledged Term Loan Portfolio Investments”: all Portfolio Investments included in the Term Loan First Priority Collateral.
“Portfolio Investments”: as defined in the Credit Agreements.
“Primary Holder Representatives”: collectively, the Revolver Representative, the Term Loan Representative and each Financing Agent.

“Principal Proceeds”: all amounts received by any Grantor with respect to the

Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in any Securities Account or Deposit Account, in each case other than Interest Proceeds and Excluded Assets.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Revolver First Priority Collateral”: as defined in Section 2.1.

“Revolver Hedging Obligations”: collectively, all obligations of the Company to any Lender (or any affiliate thereof) under any (a) Hedging Agreement existing on the Effective Date and described on Part A of Schedule VII to the Revolving Credit Agreement or (b) Future Secured Hedging Agreement (a “Revolver Hedging Agreement”), including in each case all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Lender (or any Affiliate thereof) under such Revolver Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Company, whether or not such interest or expenses are allowed as a claim in such proceeding.

For purposes hereof, it is understood that any obligations of the Company to a Person arising under a Revolver Hedging Agreement entered into at the time such Person (or an Affiliate thereof) is a “Lender” party to the Revolving Credit Agreement shall nevertheless continue to constitute Revolver Hedging Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have assigned all of its Loans and other interests in such Revolving Credit Agreement and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliate) is no longer a “Lender” party to such Revolving Credit Agreement; provided that, neither such Person nor any Affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Revolver Hedging Obligations hereunder) unless, at or prior to the time it ceased to be a Lender hereunder, it shall have notified the Administrative Agent in writing of the existence of such agreement.

“Revolver Representative”: the administrative agent under the Revolving Credit Agreement.

“Revolving Credit Agreement Obligations”: collectively, all obligations of the Company to the Revolving Lenders and the Revolver Representative under the Revolving Credit Agreement, including in each case in respect of the principal of and interest on the loans made, thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Company to the Revolver Representative or the Revolving Lenders or any of them under or in respect of the Revolving Credit Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Company, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Revolving Lenders”: as defined in the preamble hereto.
“Revolving Loans”: as defined in the preamble hereto.

“Secured Instruments”: collectively, the Credit Agreements, the Designated Indebtedness Documents, any Hedging Agreement evidencing or relating to any Hedging Obligations and the Security Documents.
“Secured Obligations”: collectively, the Revolver Related Obligations and the Term Loan Related Obligations.

“Secured Parties”: collectively, the Secured Revolver Parties and the Secured Term Loan Parties.

“Secured Revolver Parties”: collectively, the Revolving Lenders, the Revolver Representative, each holder of Revolver Hedging Obligations, each Designated Indebtedness Holder and the Collateral Agent.

“Secured Term Loan Parties”: collectively, the Term Lenders, the Term Loan Representative, each holder of Term Loan Hedging Obligations and the Collateral Agent.

“Securities Account Control Agreement”: an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the relevant Grantor, the relevant securities intermediary with which such Grantor maintains a Securities Account, and the Collateral Agent with respect to collection and Control (provided exclusive control is a springing control only when a Notice of Acceleration is in effect) of all assets held in such Securities Account maintained by such Grantor with such securities intermediary in order to create a perfected security interest therein.

“Securitization Retained Security Investments”: Investments made by a Grantor in debt or equity securities (including Equity Interests) issued by an Excluded Subsidiary in connection with an on-balance sheet securitization transaction.

“Securities Act”: the Securities Act of 1933, as amended.

“Shared Collateral”: as defined in Section 2.3.

“Subsidiary Guarantor”: as defined in the preamble hereto.

“Term Lenders”: as defined in the preamble hereto.

“Term Loan First Priority Collateral”: as defined in Section 2.2.

“Term Loan Hedging Obligations”: collectively, all obligations of the Company under any (a) Hedging Agreement existing on the Effective Date and described on Part A of Schedule VII to the Term Loan Credit Agreement or (b) Future Secured Hedging Agreement (each, a “Term Loan Hedging Agreement”), including in each case all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing under such Term Loan Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Company, whether or not such interest or expenses are allowed as a claim in such proceeding.

For purposes hereof, it is understood that any obligations of the Company to a Person arising under a Term Loan Hedging Agreement entered into at the time such Person (or an Affiliate thereof) is a “Lender” party to the Term Loan Credit Agreement shall nevertheless continue to constitute Term Loan Hedging Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have assigned all of its Loans and other interests in such Term Loan Credit Agreement and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliate) is no longer a “Lender” party to such Term Loan Credit Agreement; provided that, neither such Person nor any such Affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Term Loan Hedging Obligations hereunder) unless, at or prior to the time it ceased to be a Lender hereunder, it shall have notified the Administrative Agent in writing of the existence of such agreement.

“Term Loan Obligations”: collectively, all obligations of the Company to the Term Lenders and the Term Loan Representative under the Term Loan Credit Agreement, including in each case in respect of the principal of and interest on the loans made, thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Company to the Term Loan Representative or the Term Lenders or any of them under or in respect of the Term Loan Credit Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Company, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Term Loan Representative”: the administrative agent under the Term Loan Credit Agreement.
“Term Loans”: as defined in the preamble hereto.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or exclusively to any Grantor of any right to use any Trademark, including, without limitation, any such agreement referred to in Schedule 3.5 (as such schedule may be amended or supplemented from time to time).

“Trademarks”: (i) all trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade dress, domain names, service marks, logos and other source or business identifiers owned by or exclusively licensed to such Grantor, and all goodwill associated therewith or symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith in the Applicable IP Office, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 3.5, (ii) the right to obtain all renewals thereof, and (iii) the right to sue for past, present and future infringements thereof.

“UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2    Other Definitional Provisions. ii) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(a)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(b)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
(c)    The words “include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.
SECTION 2. GRANT OF SECURITY INTEREST
2.1        Security for Revolver Related Obligations.
(a)    Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Revolver Parties, a first-priority security interest in, and lien on, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Revolver First Priority Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such

Grantor’s Revolver Related Obligations:
(i)    each Portfolio Investment set forth on Schedule 3.9(a);
(ii)    each Portfolio Investment designated as Revolver First Priority Collateral in accordance with Section 8.2 or 8.3;
(iii)    all Principal Proceeds and Interest Proceeds of any Portfolio Investment described in clause (i) or (ii);
(iv)    to the extent constituting Portfolio Investments described in clause (i) or (ii), or Proceeds thereof, all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles, all Instruments (including all Promissory Notes), all Investment Property (including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts), and all Supporting Obligations, including Letter-of-Credit Rights, related to the foregoing; and
(v)    all Proceeds of any of the foregoing and, to the extent related to any Revolver First Priority Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor).
(b)    Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Revolver Parties, a second-priority security interest in, and lien on, all Term Loan First Priority Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Revolver Related Obligations.
2.2    Security for Term Loan Related Obligations.
(a)    Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Term Loan Parties, a first-priority security interest in, and lien on, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Term Loan First Priority Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Term Loan Related Obligations:
(i)    each Portfolio Investment set forth on Schedule 3.9(b) (including each Grantor’s interest in any Financing Subsidiary);
(ii)    each Portfolio Investment designated as Term Loan First Priority Collateral in accordance with Section 8.2 or Section 8.3;
(iii)    all Principal Proceeds and Interest Proceeds of any Portfolio Investment described in clause (i) or (ii);
(iv)    to the extent constituting Portfolio Investments described in clause (i) or

(ii), or Proceeds thereof, all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles, all Instruments (including all Promissory Notes), all Investment Property (including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts), and all Supporting Obligations, including Letter-of-Credit Rights, related to the foregoing; and
(v)    all Proceeds of any of the foregoing and, to the extent related to any Term Loan First Priority Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor).
(b)    Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Term Loan Parties, a second-priority security interest in, and lien on, all Revolver First Priority Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Term Loan Related Obligations.
2.3    Security for Secured Obligations. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a first-priority security interest in, and lien on, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Shared Collateral”, together with the Revolver First Priority Collateral and Term Loan First Priority Collateral, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:
(i)    all Portfolio Investments (to the extent not otherwise included as Revolver First Priority Collateral or Term Loan First Priority Collateral), including the Company’s investment in American Capital, LLC;
(ii)    all Accounts;
(iii)    all Chattel Paper;
(iv)    all Deposit Accounts;
(v)    all Documents;
(vi)    all Equipment;
(vii)    all Fixtures;
(viii)    all General Intangibles;
(ix)    all Instruments (including, without limitation, Instruments evidencing Pledged Notes listed on Schedule 1.1A hereof);
(x)    all Intellectual Property;
(xi)    all Inventory;

(xii)    all Investment Property (including, without limitation, Investment Property evidencing Pledged Notes and Pledged Stock listed on Schedule 1.1A hereof);
(xiii)    subject to Section 4.12, all Letter-of-Credit Rights;
(xiv)    all Commercial Tort Claims specified on Schedule 1.1C and otherwise to the extent specifically notified to the Collateral Agent from time to time;
(xv)    all other personal property not otherwise described above;
(xvi)    all books and Records pertaining to the property described in clauses (i) through (xv) above; and
(xvii)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all security and guarantees given by any Person with respect to any of the foregoing;
provided, that in no event shall the Shared Collateral include any Revolver First Priority Collateral or Term Loan First Priority Collateral except to the extent designated as Shared Collateral pursuant to Section 8.2.
2.4    Excluded Assets. Notwithstanding any of the other provisions set forth in this Section 2, none of the “Collateral” hereunder shall include, and no Grantor is pledging or granting a security interest in, any Excluded Assets.
2.5    Separate and Distinct Security Interests. As set forth in the separate granting clauses contained in Sections 2.1, 2.2 and 2.3 above, it is the intent of each Grantor, the Secured Parties and the Collateral Agent, that such grants shall create separate and distinct security interests, in the respective priorities specified thereby, in all right, title and interest of each Grantor in Revolver First Priority Collateral and Term Loan First Priority Collateral in favor of (i) the Collateral Agent, for the benefit of the Secured Revolver Parties, and (ii) the Collateral Agent, for the benefit of the Secured Term Loan Parties. For the avoidance of doubt, the parties hereto acknowledge and agree that such grants shall constitute valid and enforceable security interests in the Collateral having the priorities relative to one another established under Sections 2.1, 2.2 and 2.3, as applicable, without regard to whether the actual numeric priority of any of such security interests may prove to be different, whether due to the existence of a senior lien or the unenforceability of any of such security interests and all proceeds of Collateral shall be applied at set forth in Section 3.5 of the Collateral Agency Agreement.
SECTION 3. REPRESENTATIONS AND WARRANTIES
To induce the Secured Parties to enter into the Credit Agreements and the other Secured Instruments, each Grantor hereby represents and warrants to the Collateral Agent on behalf of the Secured Parties that:
3.1    Organization. Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
3.2    Authorization; Enforceability. The execution, delivery and performance of this Agreement and the other Security Documents to which such Grantor is party, and the granting of the Liens contemplated hereunder, are within such Grantor’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action. This Agreement and the other Security Documents to which such Grantor is party have been duly executed and delivered by such Grantor and constitute the legal, valid and binding obligations of such Grantor, in each case enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.3    Governmental Approval; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Grantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Grantor or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, except where such violation or default could not reasonably be expected to have a Material Adverse Effect, and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of any Grantor.
3.4    Title; No Other Liens. Except for the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Secured Instruments, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. As of the Effective Date, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Secured Instruments.
3.5    Perfected Liens. The security interests granted pursuant to this Agreement (a) constitute valid and continuing perfected (other than with respect to unperfected liens permitted under Sections 4.7 and 4.12) security interests in all of the Collateral, in favor of the Collateral Agent, for the benefit of the Secured Parties having the respective priorities set forth in Section 2, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof, for which a security interest may be perfected by the filing of a financing statement under the UCC or filing with the United States Copyright Office or filing with the United States Patent and Trademark Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of such filings, (ii) the Delivery to the Collateral Agent (or its agent or bailee) of all Collateral consisting of Portfolio Investments, (iii) the execution of Securities Account Control

Agreements with respect to all Securities Accounts of a Grantor constituting Collateral, (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor constituting Collateral and (v) all appropriate filings having been made with the United States Copyright Office and/or the United States Patent and Trademark Office and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Secured Instruments that have priority over the Liens on the Collateral by operation of law (and in the case of the security interest granted pursuant to Section 2.1(b), prior to all such other Liens other than the Lien in such Collateral for the benefit of the Secured Term Loan Parties, and in the case of the security interest granted pursuant to Section 2.2(b), prior to all such other Liens other than the Lien in such Collateral for the benefit of the Secured Revolver Parties).
3.6    Jurisdiction of Organization; Chief Executive Office. On the date hereof, and for the immediately preceding four (4) months, the full and correct legal name of each Grantor, each such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or principal place of business, as the case may be, are specified on Schedule 3.6. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate, or an equivalent thereof, as of a date which is recent to the date hereof.
3.7    Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 3.7.
3.8    Intellectual Property. Schedule 3.8 lists all registered Intellectual Property and all Intellectual Property for which an application for registration is pending with an Applicable IP Office (including the relevant registration, application or serial number and the jurisdiction of registration or application), in each case owned by such Grantor in its own name on the date hereof, and all exclusive Copyright Licenses, Patent Licenses and Trademark Licenses to which such Grantor is an exclusive licensee of a registered or pending application for Copyright, Patent, or Trademark in an Applicable IP Office (including the title, counterparty, and date of such licenses, as well as the registration or application number for the underlying Copyright, Patent or Trademark).
3.9    [Intentionally Omitted]
3.10    Commercial Tort Claims. On the date hereof, except to the extent listed in Section 2 above, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $250,000.
3.11    Deposit Accounts; Securities Accounts. Schedule 3.11 (i) is a complete and correct list of all Deposit Accounts and Securities Accounts maintained by such Grantor on the date hereof and (ii) identifies Excluded Accounts maintained by such Grantor on the date hereof.
3.12    Portfolio Investments. Schedule 3.12 (i) is a complete and correct list of all Portfolio Investments owned by the Company and its Subsidiaries on the date hereof,

(ii) identifies Portfolio Investments which are not included in the Collateral on the date hereof, (iii) identifies all Portfolio Investments included in the Revolver First Priority Collateral on the date hereof on Schedule 3.12(a), (iv) identifies all Portfolio Investments included in the Term Loan First Priority Collateral on the date hereof on Schedule 3.12(b) and (v) identifies all Portfolio Investments included in the Shared Collateral on the date hereof on Schedule 3.12(c).
SECTION 4. COVENANTS
Each Grantor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Agreement until the Secured Obligations (other than Contingent Indemnification Obligations) shall have been paid in full:
4.1    Delivery of Portfolio Investments. Within 30 days after the acquisition by an Grantor of any Portfolio Investment constituting part of the Collateral as to which physical possession by the Collateral Agent or the Custodian is required in order for such Portfolio Investment to have been “Delivered”, such Grantor shall take such actions as shall be necessary to effect Delivery of such Portfolio Investment. As to all other Portfolio Investments constituting part of the Collateral, such Grantor shall cause the same to be Delivered within ten Business Days of the acquisition thereof.
4.2    Maintenance of Insurance. All insurance policies shall (i) within 30 days of the date hereof, provide that no cancellation thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) within 30 days of the date hereof, name the Collateral Agent as insured party or loss payee, and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.
4.3    Maintenance of Perfected Security Interest; Further Documentation.
(a)    Such Grantor shall maintain the security interest created by this Agreement as a perfected (other than with respect to unperfected liens permitted under Sections 4.7 and 4.12) security interest having at least the priority described in Section 2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to liens permitted by the Secured Instruments and the rights of such Grantor under the Secured Instruments to dispose of any item of the Collateral.
(b)    Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Collateral Agent or the Applicable Directing Parties (with notice to the Collateral Agent) may reasonably request, all in reasonable detail.
(c)    At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent or the Applicable Directing Parties (with notice to the Collateral Agent) may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) filing Intellectual Property Short Form Security Agreements in form and substance reasonably acceptable to the Collateral Agent, and (iii) in the case of Investment Property, Deposit Accounts, Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain Control with respect thereto.
4.4    Changes in Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Collateral Agent and the Applicable Directing Parties and delivery to the Collateral Agent and the Applicable Directing Parties of all additional financing statements and other documents reasonably requested by the Collateral Agent or the Applicable Directing Parties (with notice to the Collateral Agent) to maintain the validity, perfection and priority of the security interests in favor of the Collateral Agent provided for herein and in all other Secured Instruments, (i) change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 3.6 or (ii) change its name.
4.5    Pledged Stock; Pledged Notes; Investment Property.
(a)    If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option, warrant, promissory note rights or other property in respect of the Pledged Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, as Proceeds of, or in exchange for, any of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent (or its agent or bailee) in the exact form received, duly indorsed in blank in the case of an Instrument or, in the case of a Certificated Security, together with an undated stock or other applicable power covering such Certificated Security duly executed in blank by such Grantor and with, if the Collateral Agent or the Applicable Directing Parties (with notice to the Collateral Agent) so reasonably requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as Collateral for the Secured Obligations. Any sums paid upon or in respect of any Pledged Stock, Pledged Notes or, to the extent not included in the foregoing, Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as Collateral for the Secured Obligations, unless otherwise subject to a perfected security interest in favor of the Collateral Agent. In case any distribution of capital shall be made on or in respect of any Pledged Stock, Pledged Notes or Investment Property or any property shall be distributed upon or with respect to any Pledged Stock, Pledged Notes or Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent (or its agent or bailee) to be held by it hereunder as Collateral for the Secured Obligations in accordance with the terms of the Collateral Agency Agreement. If any sums of money or property so paid or distributed in respect of any Pledged Stock, Pledged Notes or Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as Collateral for the Secured Obligations.
(b)    Without the prior written consent of the Collateral Agent, such Grantor will not agree to any amendment of any constituent document that in any way adversely affects the perfection of the security interest of the Collateral Agent and the Secured Parties in the Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Capital Stock that is part of the Collateral into certificated Capital Stock.
(c)    In the case of each Grantor that is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to Pledged Stock, Pledged Notes and Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.5(a) with respect to the Pledged Stock, Pledged Notes and Investment Property issued by it (unless the property received by the applicable Grantor is subject to a perfected security interest in favor of the Collateral Agent) and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Stock, Pledged Notes and Investment Property issued by it.
4.6    Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $100,000, such Grantor shall within five Business Days of obtaining such interest sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
4.7    [Intentionally Omitted]
4.8    Deposit Accounts.
(a)    On or before the Effective Date, each Grantor shall execute and deliver to the Collateral Agent executed Deposit Account Control Agreements for each Deposit Account listed on Schedule 3.8 (other than Excluded Accounts) maintained by such Grantor. Other than cash and Cash Equivalents maintained in Excluded Accounts, the Company shall cause all of the cash and Cash Equivalents of the Company and any of the other Grantors to be held in Deposit Accounts subject to Deposit Account Control Agreements (other than Excluded Accounts) or Securities Accounts that comply with Section 4.9.
(b)    Before opening or replacing any Deposit Account (other than an Excluded Account), each Grantor shall (i) cause each bank or financial institution in which it seeks to open a Deposit Account to enter into a Deposit Account Control Agreement with the Collateral Agent in order to give the Collateral Agent Control of such Deposit Account and (ii) deliver an updated Schedule 3.8 listing all Deposit Accounts then maintained by the Grantors. In the case of a

Deposit Account maintained with any of the Lenders, the terms of such Deposit Account Control Agreements shall be subject to the provisions of the Collateral Agency Agreement regarding setoffs. Each Grantor agrees that the Deposit Account Control Agreement with respect to each such Deposit Account shall provide, among other things, that upon the opening by it of any Deposit Account (other than an Excluded Account), the Collateral Agent shall have Control with respect to such Deposit Account and all cash and other property therein.
(c)    The Collateral Agent, on behalf of the Secured Parties, agrees that it will not give instructions under the Deposit Account Control Agreements or the Securities Account Control Agreements requiring the applicable depository institution to comply with instructions provided by the Collateral Agent unless an Event of Default has occurred and is continuing.
4.9    Securities Accounts.
(a)     On or before the Effective Date, and at all times thereafter until the Secured Obligations (other than Contingent Indemnification Obligations) have been paid in full, all Securities Accounts of any Grantor (other than any Excluded Account) shall be established and maintained with any securities intermediaries that have executed a Securities Account Control Agreement. Any Collateral that constitutes a Financial Asset that has not been delivered pursuant to Section 4.1 hereof shall, upon its inclusion in the Collateral, be promptly credited to a Securities Account and constitute a Security Entitlement and each such Financial Asset shall be transferred to a Securities Account at the time of such inclusion or promptly thereafter. Each Securities Account Control Agreement shall provide that (i) all Collateral credited at any time to any Securities Account (other than any Excluded Account) shall be treated as a Financial Asset, (ii) each Securities Account thereunder is a “securities account” (as defined in Section 8‑501(a) of the UCC), (iii)  the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e)) shall be the State of New York (unless the applicable Grantor is an existing client of the applicable securities intermediary and such securities intermediary, as a matter of practice, typically elects another securities intermediary jurisdiction; provided the legal opinion contemplated in the definition of “Securities Account Control Agreement” herein is delivered by counsel in such jurisdiction), and (iv) the Collateral Agent on behalf of the Secured Parties shall have Control (provided control is a springing control only upon the occurrence and during the continuance of a Notice of Acceleration) of all security entitlements by the securities intermediary agreeing in the Securities Account Control Agreement that following the delivery of a “blockage notice” or other applicable notice under such Securities Account Control Agreement it will comply with entitlement orders originated by the Collateral Agent without further consent by the Grantor or any other Person (pursuant to Section 8-106 of the UCC). The Company will use its reasonable commercial efforts to cause each Securities Account Control Agreement to provide that (i) except for the claims and interest of the Secured Parties and the applicable Loan Party in the Securities Accounts, the applicable securities intermediary does not have actual knowledge of any claim to, or interest in, the applicable Securities Account or in any Financial Asset credited thereto, and (ii) the applicable securities intermediary shall promptly notify the Collateral Agent if any person asserts in writing any lien, encumbrance or adverse claim against the applicable Securities Account or any Financial Asset credited thereto. All payments made to a Securities Account (other than any Excluded Account) shall, as long as no Notice of

Acceleration is in effect, be transferred to a Deposit Account that is subject to a Deposit Account Control Agreement.
(b)    The Company and the other Grantors shall cause all payments due to the Company or the applicable Grantor in respect of any Portfolio Investment or any Securitization Retained Security Investment to be deposited in a Deposit Account or credited to a Securities Account subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable.
(c)    Each Grantor hereby agrees to execute and deliver any Deposit Account Control Agreement or Securities Account Control Agreement with respect to any Deposit Account or Securities Account (in each case, other than any Excluded Account) as may be required in order to effect perfection by Control, respectively, of any cash (pursuant to Section 9-104 of the UCC) or of any Financial Asset that could constitute a security entitlement (pursuant to Section 8-106(d)(2) of the UCC) at any time included in the Collateral as may be requested by the Collateral Agent or any Primary Holder Representative.
(d)    If a Notice of Acceleration is in effect, the Collateral Agent may cause any cash, cash equivalents and checks held in the Deposit Accounts and the Securities Accounts to be transferred to the Collateral Account maintained under the Collateral Agency Agreement.
4.10    Intellectual Property. To the extent each Grantor considers appropriate, in its reasonable business judgment:
(a)    Such Grantor (either itself or through licensees), solely with respect to material Trademarks owned by such Grantor, will (i) continue to use each Trademark in order to maintain such Trademark in full force, except to the extent that such Grantor determines in its reasonable business judgment that any such use of a Trademark is no longer necessary or beneficial to the conduct of such Grantor’s business, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (iv) not (and not knowingly permit any licensee thereof to) knowingly do any act or knowingly omit to do any act whereby such Trademark would reasonably be expected to become invalidated.
(b)    Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business.
(c)    Such Grantor (either itself or through licensees) will not knowingly do any act or knowingly omit to do any act whereby any material portion of the Copyrights owned by such Grantor may become invalidated or dedicated to the public domain, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business.

(d)    Such Grantor (either itself or through licensees) will not knowingly infringe the intellectual property rights of any other Person.
(e)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become the exclusive licensee of or file an application for the registration of any Intellectual Property with the Applicable IP Office, such Grantor shall report such filing or acquisition to the Collateral Agent within fifteen Business Days after the last day of the fiscal quarter. Upon request of the Collateral Agent or any Primary Holder Representative, such Grantor shall execute and deliver, and have recorded, an Intellectual Property Short Form Security Agreement substantially in the form of Annex 2 hereof and any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
(f)    Such Grantor will take reasonable and necessary steps in its reasonable business judgment, including, without limitation, in any proceeding before the Applicable IP Office, to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees.
(g)    In the event that any Grantor obtains any knowledge that any material Intellectual Property owned by such Grantor has been infringed by a third party, such Grantor shall (i) take such actions or no actions as such Grantor deems appropriate in its reasonable business judgment under the circumstances to protect such material Intellectual Property, including without limitation, determining whether to sue for infringement (including damages) and/or seek injunctive relief; and (ii) promptly notify the Collateral Agent and each Primary Holder Representative after it learns thereof.
4.11    Copies of Material Transaction Documents Relating to Portfolio Investments and Securitization Retained Security Investments. At any time while a Notice of Acceleration is in effect, upon the reasonable request of the Collateral Agent or any Primary Holder Representative, the Grantors will provide, or cause to be provided, to the requesting party copies (in an electronic medium) of any material transaction documents relating to one or more Portfolio Investments or Securitization Retained Security Investments specified in such request; provided that, (i) the delivery of such copies shall not constitute any representation or warranty by any Grantor that such copies (a) are correct and complete or (b) constitute all transaction documents relating to the Portfolio Investments or Securitization Retained Security Investments that the Primary Holder Representatives would necessarily determine to be material, and (ii) not later than seven Business Days following the date on which any Portfolio Investment or Securitization Retained Security Investment is withdrawn from the Collateral (as may be permitted under Section 2.12 of the Collateral Agency Agreement) the Primary Holder Representatives agree to use commercially reasonable efforts to return to the Grantors any paper or electronic copies (or if not capable of physical delivery, to permanently erase any such electronic copies) of the transaction documents, related to such withdrawn Portfolio Investments or Securitization Retained Security Investments.
4.12    Letter-of-Credit Rights. The Company and the other Grantors will not be required to perfect the security interest granted to the Collateral Agent in respect of (i) any Letter-of-Credit Rights securing obligations under subleases of the Company and the other Grantors or (ii) any other Letter-of-Credit Rights unless the aggregate amount of such Letter-of-Credit Rights exceeds $1,000,000.
SECTION 5. REMEDIAL PROVISIONS
5.1    Certain Matters Relating to Receivables.
(a)    So long as a Notice of Acceleration is in effect, the Collateral Agent shall have the right, with written notice to the Company, to make test verifications of the Receivables in accordance with Section 5.2(a) of this Agreement, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications.
(b)    The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may pursuant to a written notice to the Company curtail or terminate said authority at any time when a Notice of Acceleration is in effect. If required by the Collateral Agent at any time while a Notice of Acceleration is in effect, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within five Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.
(c)    When a Notice of Acceleration is in effect, at the Collateral Agent’s request pursuant to a written notice to the Company, each Grantor shall deliver to the Collateral Agent all original and other documents in its possession or control evidencing, and relating to, the agreements and transactions that gave rise to the Receivables, as the Collateral Agent shall reasonably request.
5.2    Communications with Grantors; Grantors Remain Liable. iii) The Collateral Agent in its own name or in the name of others may at any time while a Notice of Acceleration is in effect, following written notice to the Company, communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.
(a)    Following the written request of the Collateral Agent while a Notice of Acceleration is in effect, each Grantor shall notify obligors on the Receivables owned by such Grantor that such Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof are required to be made directly to the Collateral Agent.

(b)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Subject to any Applicable Laws, neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
5.3    Pledged Stock and Pledged Notes. iv) Unless a Notice of Acceleration is in effect and the Collateral Agent shall have given notice to the relevant Grantor and the Company of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of any Investment Property, including the Pledged Stock, and, subject to the terms and conditions of the Secured Instruments, all payments made in respect of the Pledged Notes, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock and Pledged Notes.
(a)    If a Notice of Acceleration is in effect and the Collateral Agent shall have given notice of its intent to exercise such rights to the relevant Grantor or Grantors and the Company, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of any Investment Property, including the Pledged Stock and the Pledged Notes, and make application thereof to the Secured Obligations in such order as is set forth in the Collateral Agency Agreement, and (ii) any or all of the Pledged Stock and the Pledged Notes shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock or Pledged Notes at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock and Pledged Notes as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock and Pledged Notes upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Stock or Pledged Notes, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock or the Pledged Notes with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all, subject to any Applicable Laws, without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)    Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock or Pledged Notes pledged by such Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (i) states that a Notice of Acceleration is in effect and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from, or the consent of, such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.
5.4    Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if a Notice of Acceleration is in effect, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and Instruments shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor be turned over to the Collateral Agent to be deposited in the Collateral Account in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in the Collateral Account in accordance with the terms of the Collateral Agency Agreement. All Proceeds while held by the Collateral Agent in the Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.
5.5    Application of Proceeds. If a Notice of Acceleration is in effect, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in the Collateral Account, in payment of the Secured Obligations at the times and in the manner provided in the Collateral Agency Agreement.
5.6    Code and Other Remedies. If a Notice of Acceleration is in effect, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Laws. Without limiting the generality of the foregoing, if a Notice of Acceleration is in effect, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice referred to below or otherwise required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith, without notice to the Company and the relevant Grantor, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to bid for or purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent not prohibited by Applicable Laws, and may make payment on account thereof by using any claim then due and payable to the Secured Parties by such Grantor as a credit against the purchase price (pursuant to procedures established by the Collateral Agent), and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order provided for in the Collateral Agency Agreement, and, subject to any Applicable Laws, only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by Applicable Laws, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
5.7    Registration Rights. v) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6 at any time when a Notice of Acceleration is in effect, and if in the opinion of the Collateral Agent or the Applicable Directing Parties (with notice to the Collateral Agent) it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of two years from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) use commercially reasonable efforts to make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
(a)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(b)    Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees (to the extent not prohibited by Applicable Laws) not to assert any defenses against an action for specific performance of such covenants except for a defense that no Notice of Acceleration is in effect.
5.8    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.
5.9    Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, subject to, in the case of Trademarks, rights of quality control and inspection in favor of such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

SECTION 6. THE COLLATERAL AGENT
6.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc. vi) Each Grantor appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement while a Notice of Acceleration is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement while a Notice of Acceleration is in effect, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, with notice to such Grantor, to do any or all of the following while a Notice of Acceleration is in effect:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefore and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark

(along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8)generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
(b)    So long as a Notice of Acceleration is in effect, if any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Revolving Loans under the Revolving Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
(d)    Each Grantor hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
6.2    Duty of Collateral Agent. Subject to any Applicable Laws, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
6.3    Authorization of Financing Statements. To the extent permitted by Applicable Laws, each Grantor authorizes the Collateral Agent and any Primary Holder Representative on behalf of the Collateral Agent, to file or record financing statements (with notice to the Collateral Agent and the other Primary Holder Representatives) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent or such Primary Holder Representative, as the case may be, determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent or such Primary Holder Representative, as the case may be, to use the collateral description “all personal property” or words of similar effect in any such financing statements.
6.4    Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 7. GUARANTEE
7.1    The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations. The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Secured Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
7.2    Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 7.1 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the other Secured Instruments or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 7 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances other than a defense of final payment in full of the Secured Obligations (other than contingent indemnification obligations). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:
(a)    at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(b)    any of the acts mentioned in any of the provisions of this Agreement, the other Secured Instruments or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)    the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Secured Instruments or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)    any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Secured Obligations shall fail to be perfected.

To the fullest extent permitted by applicable laws, the Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Company under this Agreement, the other Secured Instruments or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

7.3    Reinstatement. The obligations of the Subsidiary Guarantors under this Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable out-of-pocket fees and other charges of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
7.4    Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Secured Obligations (other than contingent indemnification obligations), and the expiration and termination of all letters of credit or commitments to extend credit under all Secured Instruments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 7.1, whether by subrogation or otherwise, against the Company or any other guarantor of any of the

Secured Obligations or any security for any of the Secured Obligations.
7.5    Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Secured Obligation may be declared to be forthwith due and payable as provided in the respective Secured Instrument therefor including, in the case of the Credit Agreements, Article VII thereof (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Credit Agreements, such Article VII) for purposes of Section 7.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 7.1.
7.6    Continuing Guarantee. The guarantee in this Section 7 is a continuing guarantee of payment (and not of collection), and shall apply to all Secured Obligations whenever arising.
7.7    Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 7 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.
7.8    Rights of Contribution. The Grantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Secured Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Secured Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 7.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 7 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations (other than contingent indemnification obligations).
For purposes of this Section 7.8, (i) “Excess Funding Guarantor” means, in respect of any Secured Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Secured Obligations, (ii) “Excess Payment” means, in respect of any Secured Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Secured Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any Equity Interests of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Grantors hereunder) of the Company and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

7.9    General Limitation on Guarantee Obligations. In any action or proceeding involving any state, corporate or other law, or any Federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.1 would otherwise, taking into account the provisions of Section 7.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
7.10    Indemnity by the Company. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under Applicable Law (but subject to Section 7.4), the Company agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Company shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Secured Obligations, the Company shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 8. COLLATERAL ALLOCATION AND TRACKING
8.1    Cash Collateral. All Cash constituting any portion of the Collateral shall be applied according to the following:
(a)    all Cash payments or Cash distributions (other than payments referred to in clauses (b) and (c) below) made by any Grantor to any Person (other than a Grantor) shall reduce:
(i)    first, Cash constituting Shared Collateral;

(ii)    second, to the extent that the Borrowing Base (as defined in either Credit Agreement) exceeds 150% of the Covered Debt Amount (as defined in such Credit Agreement), then to the extent of such excess, Cash shall be reduced ratably from Cash constituting Revolver First Priority Collateral and/or Term Loan First Priority Collateral (but only to the extent of such excess);
(iii)    third, ratably from Cash constituting Revolver First Priority Collateral and Term Loan First Priority Collateral;
(b)    all payments of the Revolver Related Obligations shall reduce:
(i)    first, Cash constituting Revolver First Priority Collateral ;
(ii)    second, Cash constituting Shared Collateral;
(iii)    third, Cash constituting Term Loan First Priority Collateral; and
(c)    all payments of the Term Loan Related Obligations shall reduce:
(i)    first, Cash constituting Term Loan First Priority Collateral ;
(ii)    second, Cash constituting Shared Collateral;
(iii)    third, Cash constituting Revolver First Priority Collateral; and
provided, that no Cash payment or Cash distribution may be made by any Grantor unless such payment is permitted (or not prohibited) by the Credit Agreements.
8.2    Designation of Collateral. The Company may at any time designate as Revolver First Priority Collateral, Term Loan First Priority Collateral or Shared Collateral hereunder any Portfolio Investment (including Cash and Cash Equivalents) satisfying the terms and conditions of the provisions of Section 9.02(c) of the Credit Agreements, such designation to be effected by delivery to the Collateral Agent of a notice substantially in the form of Exhibit A or in such other form approved by the Collateral Agent (a “Collateral Designation Notice”), which notice shall identify such Portfolio Investment and be accompanied by a certificate of any Responsible Officer delivered to the Collateral Agent:
(a)    certifying that such designation is permitted (or not prohibited) by the Secured Instruments, and that after giving effect to such designation (including a designation for purposes of curing a Default or an Event of Default), no Default or Event of Default shall have occurred and be continuing,

(b)    in the case of any re-designation of a Pledged Revolver Portfolio Investment as Term Loan First Priority Collateral or Shared Collateral, certifying that the “Borrowing Base” (as defined in the Revolving Credit Agreement) equals at least 150% of the Covered Debt Amount (as defined in the Revolving Credit Agreement) after giving effect to such designation, and

(c)    in the case of any re-designation of a Pledged Term Loan Portfolio Investment as Revolver First Priority Collateral or Shared Collateral, certifying that the “Borrowing Base” (as defined in the Term Loan Credit Agreement) equals at least 150%

of the Covered Debt Amount (as defined in the Term Loan Credit Agreement) after giving effect to such designation.

Notwithstanding the foregoing, the Company’s investment in American Capital, LLC shall at all times constitute Shared Collateral. Following any re-designation of a Pledged Revolver Portfolio Investment or Pledged Term Loan Portfolio Investment as Collateral of a different type in accordance with this Section 8.2, such Portfolio Investment shall be deemed released from the Revolver First Priority Collateral or Term Loan First Priority Collateral, as applicable, and shall thereafter constitute Collateral of the type so designated.

8.3    Designation of After-Acquired Portfolio Investments. The Company shall, within five Business Days of the acquisition of any Portfolio Investment (excluding Cash) or within 5 Business Days after any Portfolio Investment that previously constituted an Excluded Asset has ceased to constitute an Excluded Asset, deliver a Collateral Designation Notice to the Collateral Agent designating such Portfolio Investment as either Revolver First Priority Collateral or Term Loan First Priority Collateral or Shared Collateral. Without limiting the foregoing, in the event any such Portfolio Investment has not been designated as Revolver First Priority Collateral, Term Loan First Priority Collateral or Shared Collateral in accordance with this Section 8.3, such Portfolio Investment shall be deemed to have been designated as Shared Collateral until such time as it is otherwise designated in accordance with this Section 8.3.
SECTION 9. MISCELLANEOUS
9.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.3 of the Collateral Agency Agreement.
9.2    Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 6.1 of the Collateral Agency Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 3.3 or such other address specified in writing to the Collateral Agent in accordance with the Collateral Agency Agreement.
9.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except as permitted pursuant to Section 9.04(a) of the Credit Agreements, and any attempted assignment in violation of this Section 9.4 shall be void ab initio.
9.5    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
9.6    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.7    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.8    Integration. This Agreement and the other Secured Instruments represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Secured Instruments.
9.9    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.10    Submission To Jurisdiction; Waivers. Each Grantor, and by its acceptance hereof, the Collateral Agent, hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Secured Instruments to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and
(c)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
9.11    Additional Grantors. Each Subsidiary of the Company that is required to become, or that the Company desires to become, a party to this Agreement pursuant to 5.08 of the Credit Agreements shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
9.12    Releases. vii) At the time and to the extent provided in Section 6.12(a) of the Collateral Agency Agreement, the Collateral or any applicable portion thereof shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, in accordance with the provisions of the Collateral Agency Agreement. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly (and in any event within 2 Business Days after receipt of such request) deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and promptly (and in any event within 2 Business Days after receipt of such request) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(a)    At the times and to the extent provided in Sections 6.12(d), (e), (f) and (g) of the Collateral Agency Agreement, the Collateral so specified shall be released from the Liens created hereby on such Collateral, in accordance with the provisions of the Collateral Agency Agreement. At the request and sole expense of any Grantor following any such release, the Collateral Agent shall promptly (and in any event within 2 Business Days after receipt of such request) deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and promptly (and in any event within 2 Business Days after receipt of such request) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.
(b)    At the times and to the extent provided in Section 6.12(c) of the Collateral Agency Agreement, any Subsidiary Grantor so specified shall be released from its obligations hereunder, and the Liens over the Capital Stock of such Subsidiary Grantor shall also be released, in accordance with the provisions of the Collateral Agency Agreement. At the request and sole expense of any Grantor following any such release, the Collateral Agent shall promptly (and in any event within 2 Business Days after receipt of such request) deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and promptly (and in any event within 2 Business Days after receipt of such request) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.
9.13    Collateral Agency Agreement. (a) Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement, the exercise of any right or remedy by the Collateral Agent hereunder and each other provision of this Agreement are, as between or among the Collateral Agent and the Secured Parties, subject to the provisions of the Collateral Agency Agreement and the rights of the Secured Parties set forth in the Collateral Agency Agreement. In the event of any conflict between the terms of the Collateral Agency Agreement and the terms of this Agreement, the terms of the Collateral Agency Agreement shall govern.
(a)    The Collateral Agent shall be entitled to all the rights, privileges, protections and immunities set forth in the Collateral Agency Agreement in connection with the execution of this Agreement and the performance of its duties hereunder.
9.14    WAIVER OF JURY TRIAL. EACH GRANTOR, AND BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.
AMERICAN CAPITAL, LTD.

By:_/s/ John R. Erickson____________________
Name: John R. Erickson
Title: President, Structured Finance and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:__/s/ Lauren Gubkin___________________
Name: Lauren Gubkin
Title: Vice President

ACKNOWLEDGEMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the Guarantee and Security Agreement dated as of August 22, 2012 (the “Agreement”), made by the Grantors parties thereto for the benefit of [ ], as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:
The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
The terms of Sections 5.3(c) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 of the Agreement.
[NAME OF ISSUER]
By:_______________________________________
Name:
Title:
Address for Notices:
_________________________________________
_________________________________________
_________________________________________
Fax:

Annex 1 to
Security Agreement
ASSUMPTION AGREEMENT, dated as of ________________, 201__ (the “Assumption Agreement”), made by ______________________________ (the “Additional Grantor”), in favor of [ ], as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Secured Parties”) in connection with the Security Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Security Agreement.
W I T N E S S E T H :
WHEREAS, American Capital, Ltd. (the “Company”) and certain of its Affiliates (other than the Additional Grantor) have entered into the Security Agreement, dated as of [__], 2012 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;
WHEREAS, pursuant to the Secured Instruments the Additional Grantor is required to become a party to the Guarantee and Security Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Guarantee Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.11 of the Security Agreement, hereby becomes a party to the Security Agreement as a “Subsidiary Guarantor” and a “Grantor” thereunder with the same force and effect as if originally named therein as a Subsidiary Guarantor and Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Subsidiary Guarantor and Grantor thereunder and hereby (a) grants to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment of performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (other than contingent indemnification obligations) of the Additional Grantor, a security interest in, all of the Collateral in the same manner and to the same extent as is provided in Sections 2.1, 2.2 and 2.3 of the Security Agreement and (b) jointly and severally with the other Subsidiary Guarantors, guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (other than contingent indemnification obligations) in the same manner and to the same extent as is provided in Section 7 of the Guarantee and Security Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
By:___________________________
Name:
Title:

EXHIBIT A
[Form of Notice of Designation]
[Date]
JPMorgan Chase Bank, N.A.,
as Collateral Agent
500 Stanton Christiana Road
Ops Building 2, 3rd Floor
Newark, Delaware
Attention: Christina Masroor
Ladies and Gentlemen:
Reference is made to the Guarantee and Security Agreement, dated as of August 22, 2012 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”), between American Capital, Ltd., the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties referred to therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

Pursuant to Section [8.2][8.3] of the Guarantee and Security Agreement, the Company hereby:

(a)    designates the following [Revolver First Priority Investment][Term Loan First Priority Investment][Portfolio Investment][Portfolio Investment, which previously constituted an Excluded Asset,] as [Revolver First Priority Collateral][Term Loan First Priority Collateral][Shared Collateral] under the Guarantee and Security Agreement;

[Complete as appropriate]

[(b)     certifies that such designation is permitted (or not prohibited) by the Secured Instruments, and that after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; [and]]

[(c)    certifies that the “Borrowing Base” [(as defined in the Revolving Credit Agreement) equals at least 150% of the Covered Debt Amount (as defined in the Revolving Credit Agreement) after giving effect to such designation] [(as defined in the Term Loan Credit Agreement) equals at least 150% of the Covered Debt Amount (as defined in the Term Loan Credit Agreement) after giving effect to such designation];]

AMERICAN CAPITAL, LTD.

By:    ______________________
Name:
Title: